UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2022

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 W. Bitters Rd., Suite 104

San Antonio, Texas 78216

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (210) 614-7240

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Digerati Technologies, Inc. (the “Company”) has prepared an investor presentation dated January 2022 (the “Investor Presentation”) for use in connection with investor presentations, which Investor Presentation is available on the Company’s website at http://www.digerati-inc.com. A copy of the Investor Presentation is attached hereto as Exhibit 99.1 and is incorporated herein by reference. On January 13, 2022, the Company has also issued a press release announcing the availability of the Investor Presentation on the Company’s website. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Investors and others should note that the Company routinely announces material information to investors and the marketplace using filings with the Securities and Exchange Commission (the “SEC”) and the Company’s Investors section of its website at https://digerati-inc.com. The information posted on the Company’s website is not incorporated by reference in this report or in any other report or document the Company files with the SEC. While not all of the information that the Company posts to the Investors section of its website is of a material nature, some information could be deemed to be material. Therefore, the Company encourages investors, the media and others interested in the Company to review the information it makes public in these channels.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Identification of Exhibit
99.1	Investor Presentation dated January 2022
99.2	Press Release dated January 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Dated: January 13, 2022	By:	/s/ Antonio Estrada Jr.
		Name:	Antonio Estrada Jr.
		Title:	Chief Financial Officer

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